UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2019

 CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Suite 400 Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2019, the board of directors (the “Board”) of CNX Resources Corporation (the “Company”) unanimously approved the election of Mr. Ian McGuire to the Board, effective July 1, 2019. He will serve as a member of the Audit, Compensation and Health Safety and Environmental Committees of the Board. His election underscores the Board’s commitment to balance the experience and tenure of our current directors with new directors who bring different perspectives, and to have the depth of experience necessary to effectively execute our director succession plan, consistent with the Company’s director retirement policy and the Company’s desire to maintain a small and highly focused Board.

In 2018, Mr. McGuire founded Tempus Partners, an investment firm. Prior to founding Tempus Partners, Mr. McGuire was an investment partner at SPO Partners (“SPO”), where he was part of a small investment team that had responsibilities for all aspects of the firm’s portfolio investments. Prior to working at SPO Partners, Mr. McGuire was an investment banker in Goldman Sachs’ natural resources group. Cumulatively, Mr. McGuire has over 16 years of investment banking experience, with an emphasis in the energy and natural resources sectors. Mr. McGuire received his B.A. from Middlebury College and his M.B.A. from Stanford Graduate School of Business.

As a non-employee director of the Board, Mr. McGuire will be entitled to receive the same standard compensation paid to other non-employee directors, pro-rated for his service during the 2019-2020 Board year. His annual cash compensation will include the following: $82,500 (which represents his pro-rated Board retainer of $90,000), $9,167 (which represents his pro-rated Audit Committee fee of $10,000), and $4,583 (which represents his pro-rated Compensation Committee fee of $5,000). Effective July 1, 2019 and pursuant to the Company’s Equity Incentive Plan, he will also receive a restricted stock unit award of $165,000 (which represents his pro-rated annual equity retainer of $180,000).

Mr. McGuire is not a party to any arrangements or understanding with any other person pursuant to which they were selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, involving Mr. McGuire, either directly or indirectly, that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By: _/s/ Stephanie L. Gill
Stephanie L. Gill
                 Vice President and General Counsel

Dated: June 26, 2019